UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 12, 2005

ALIGN TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-32259	94-3267295

(Commission File Number)	(IRS Employer Identification No.)

881 Martin Avenue, Santa Clara, California	95050

(Address of Principal Executive Offices)	(Zip Code)

(408) 470-1000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

          On December 12, 2005, Align Technology, Inc. (the “Company”), entered into an employment agreement with Michael J. Henry, its Vice-President, Information Technology and Chief Information Officer. The Agreement is effective as of December 12, 2005 and provides for a base salary of $225,000 per year and a target bonus of 60% of his base salary. The target bonus is contingent upon the attainment by Mr. Henry of specified performance objectives and his being employed by the Company at the time the bonus is paid.  Subject to approval of the Board of Directors, Mr. Henry will be granted an option to purchase 225,000 shares of Align Technology, Inc., which shall vest 25% on the first year anniversary of his employment and 1/48th of the shares at the end of each month thereafter, for full vesting after four years. If, during the term of his employment, and not in connection with a Change of Control (as defined in the Agreement), the Company terminates Mr. Henry’s employment without Cause (as defined in the Agreement) or due to Permanent Disability (as defined in the Agreement) or Mr. Henry resigns for Good Reason (as defined in the Agreement), then (X) Mr. Henry shall immediately vest in an additional number of shares under all outstanding options as if he had performed additional 12 months of service and (Y) Mr. Henry will be entitled to (i) the then current year’s target bonus, prorated for the number of days Mr. Henry has been employed during the year, (ii) one year’s base salary and (ii) the greater of the then current year’s target bonus or the actual prior year’s bonus. In the event of a Change of Control, (i) Mr. Henry will immediately vest in options representing an additional 12 months of service and (ii) if within 12 months of a Change of Control either (a) Mr. Henry’s employment is terminated without Cause or (b) Mr. Henry resigns for Good Reason, Mr. Henry will immediately vest in all outstanding options and be entitled to (x) the then current year’s target bonus prorated for the number of days Mr. Henry has been employed during the year, (y) one year’s base salary and (z) the greater of the then current year’s target bonus or the actual  prior year’s bonus.

          A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

ITEM 8.01 Other Events

          On December 12, 2005, the Company announced Michael J. Henry was appointed Vice President, Information Technology and Chief Information Officer. The full text of the press release is attached hereto as Exhibit 99.1.

ITEM  9.01. Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description

10.1	Employment Agreement with Michael J. Henry dated December 12, 2005
99.1	Press Release dated December 12, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2005	ALIGN TECHNOLOGY, INC.

	By:	/s/ Eldon M. Bullington

Eldon M. Bullington
Vice President of Finance and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Employment Agreement with Michael J. Henry dated December 12, 2005
99.1	Press Release dated December 12, 2005